Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of Arris Group, Inc., a Delaware corporation, hereby constitutes and appoints Robert Stanzione, Lawrence Margolis and David Potts, and each of them, such person’s true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the registration statements (including any post-effective amendments thereto) listed on Exhibit A, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of April 16, 2013.

/s/ Alex B. Best	/s/ Matthew B. Kearney
Alex B. Best	Matthew B. Kearney

/s/ Harry L. Bosco	/s/ William H. Lambert
Harry L. Bosco	William H. Lambert

/s/ James Chiddix	/s/ Debora J. Wilson
James Chiddix	Debora J. Wilson

/s/ John A. Craig	/s/ David Woodle
John A. Craig	David Woodle

/s/ Andrew T. Heller
Andrew T. Heller

Exhibit A

SEC Registration Statements

•	Registration Statement No. 333-67934 on Form S-8 (Broadband Parent Corporation 2001 Stock Incentive Plan)

•	Registration Statement No. 333-67936 on Form S-8 (Broadband Parent Corporation 2001 Employee Stock Purchase Plan)

•	Registration Statement No. 333-68018 on Form S-8 (ARRIS Group, Inc. Employee Savings Plan)

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Registration Statement No. 333-85544 on Form S-8 (ANTEC Corporation 2000 Stock Incentive Plan; ANTEC Corporation 2000 Mid-Level Stock Option Plan; ANTEC Corporation 1997 Stock Incentive Plan; ANTEC Corporation Amended and Restated Employee Stock Incentive Plan (1993); ANTEC Corporation Directors Stock Option Plan (1993); TSX Corporation 1996 Second Amended and Restated Long-Term Incentive Compensation Plan; TSX Corporation 1993 Amended and Restated Directors Stock Option Plan; and the TSX Corporation 1994 W.H. Lambert Stock Option Agreement)

•	Registration Statement No. 333-105909 on Form S-8 (ARRIS Group, Inc. Employee Stock Purchase Plan)

•	Registration Statement No. 333-133009 on Form S-8 (ARRIS Group, Inc. 2004 Stock Incentive Plan)

•	Registration Statement No. 333-145112 on Form S-8 (ARRIS Group, Inc 2007 Stock Incentive Plan)

•	Registration Statement No. 333-148261 on Form S-8 (C-COR Amended and Restated Incentive Plan)

•	Registration Statement No. 333-152888 on Form S-8 (ARRIS Group, Inc. 2008 Stock Incentive Plan)

•	Registration Statement No. 333-161248 on Form S-8 (ARRIS Group, Inc. Employee Stock Purchase Plan)

•	Registration Statement No. 333-176947 on Form S-8 (ARRIS Group, Inc. 2011 Stock Incentive Plan)

•	Registration Statement No. 333-179802 on Form S-8 (Big Band Networks, Inc. 2007 Equity Incentive Plan)